Exhibit 99.1

Mallinckrodt Secures Broad Consensus with Key Stakeholders on

Comprehensive Chapter 11 Restructuring

Enters a Restructuring Support Agreement with Guaranteed Unsecured Noteholders and Certain Governmental Opioid Plaintiffs, Including 50 States and Territories, and a Court-Appointed Plaintiff’s Executive Committee Representing the Interests of Thousands of Opioid Plaintiffs; Includes Support for an Agreement in Principle to Resolve Various Acthar® Gel-Related Matters

Proposed Capital Structure Modifications Would Reduce Total Debt by Approximately $1.3 Billion

Achieves Broadly Supported Global Settlement That Would Resolve Opioid-Related Claims Against the Company and its Subsidiaries

Mallinckrodt plc and the Majority of its Subsidiaries, Including its Specialty Brands and Specialty Generics Entities, File Voluntary Chapter 11 Petitions to Implement the RSA and Key Legal Settlements

All Mallinckrodt Businesses Are Continuing to Operate and Supply Products to Customers and Patients as Normal

Cash on Hand and Cash Generated from Ongoing Operations Expected to Provide Ample Liquidity to Support Operations During Court-Supervised Process

Company Remains Focused on Developing New Therapies, Improving Patient Health Outcomes and Supporting Underserved Patients with Severe and Critical Conditions

DUBLIN, Ireland, October 12, 2020 – Mallinckrodt plc (NYSE: MNK) (“Mallinckrodt” or the “Company”) today announced that it has voluntarily initiated Chapter 11 proceedings in the U.S. Bankruptcy Court for the District of Delaware to modify its capital structure, including restructuring portions of its debt, and resolve several billion dollars of otherwise unmanageable potential legal liabilities. Mallinckrodt and all of its subsidiaries are continuing to operate and supply customers and patients with products as normal.

The entities that filed Chapter 11 petitions include Mallinckrodt plc, substantially all of its U.S. subsidiaries, including its specialty generics-focused subsidiaries (collectively, “Specialty Generics”) and specialty brands-related subsidiaries (collectively, “Specialty Brands”), and certain of its international subsidiaries.

The Company intends to use the Chapter 11 process to provide a fair, orderly, efficient and legally binding mechanism to implement a restructuring support agreement (“RSA”) that, among other things, provides for an amended proposed opioid claims settlement and a financial restructuring that would:

•	Reduce the Company’s total debt by approximately $1.3 billion, improving the Company’s financial position and better positioning it for long-term growth;

•	Resolve opioid-related claims against the Company, its subsidiaries and related entities; and

•

Resolve various Acthar Gel-related matters, including the CMS Medicaid rebate dispute, an associated False Claims Act (“FCA”) lawsuit and an FCA lawsuit relating to Acthar’s previous owner’s interactions with an independent charitable foundation.

Taken together, these actions are intended to enable the Company to move forward with its vision to become an innovation-driven biopharmaceutical company meeting the needs of underserved patients with severe and critical conditions.

Mark Trudeau, President and Chief Executive Officer of Mallinckrodt, said, “After many months of deliberation, negotiation and consideration of alternatives, Mallinckrodt’s management and Board of Directors determined that implementing a Chapter 11 restructuring provides the best opportunity to maximize the value of the enterprise and position the Company for the future in light of the current challenges it faces. The actions we are taking are an important step forward for Mallinckrodt and our patients, employees, customers, suppliers and other partners. We have worked diligently over the last several months to evaluate all available options to achieve a comprehensive resolution to the significant litigation and debt issues overhanging our business. Having entered our restructuring support agreement and reached agreements in principle with a key group of opioid plaintiffs, other governmental parties and our guaranteed unsecured noteholders, we are beginning this process in a highly organized manner. We are now on a clear path to eliminating legal uncertainties, maximizing enterprise value, strengthening our balance sheet and moving ahead with our strategic plans. At the same time, we remain committed to improving health outcomes and developing and bringing to market therapies for patients with severe and critical conditions.”

Trudeau continued, “We are grateful to our employees for their continued commitment to our customers and the patients we serve. We also thank our suppliers and business partners for their support as we continue working together to improve the lives of patients.”

Overview of Key RSA Terms

In connection with the Chapter 11 filing, the Company has entered into an RSA that provides for a financial restructuring designed to strengthen the Company’s balance sheet and reduce its total debt by approximately $1.3 billion, improving the Company’s financial position and allowing the Company to continue driving its strategic priorities and investing in the business to develop and commercialize therapies to improve health outcomes.

Parties to the RSA include:

•	Holders of approximately 84% of the Company’s guaranteed unsecured notes;

•	50 states and territories; and

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The court-appointed plaintiffs’ executive committee representing the interests of thousands of plaintiffs in the opioid multidistrict litigation[1] (“Opioid MDL”), which has agreed to recommend that the more than 1,000 counties, municipalities (including cities, towns and villages), Native American tribes and other opioid claimants in the Opioid MDL support the RSA.

Under the terms of the RSA, at the end of the court-supervised process:

•	All allowed First Lien Credit Agreement Claims, First Lien Note Claims and Second Lien Note Claims are expected to be reinstated at existing rates and maturities;

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Holders of allowed Guaranteed Unsecured Note Claims are expected to receive their pro rata share of $375 million of new secured second lien notes due seven years after emergence and 100% of New Mallinckrodt Ordinary Shares, subject to dilution by the warrants described below and certain other equity;

•	Trade creditors and holders of allowed General Unsecured Claims are expected to share in $150 million in cash; and

•	Equity holders and non-guaranteed unsecured noteholders are expected to receive no recovery.

Amended Proposed Opioid Settlement

The Company has reached an agreement in principle on the terms of an amended proposed settlement that would resolve opioid-related claims against Mallinckrodt and its subsidiaries and eliminate billions of dollars in alleged liabilities. The amended proposed settlement is supported by a broad array of opioid plaintiffs as detailed above.

Under the terms of the amended proposed settlement, which would become effective upon Mallinckrodt’s emergence from the Chapter 11 process, subject to court approval and other conditions:

•	Opioid claims would be channeled to one or more trusts, which would receive $1.6 billion in structured payments.

•	$450 million would be received upon the Company’s emergence from Chapter 11;

[1]	Captioned In re National Prescription Opiate Litigation, Case No. 17-md-2804 (N.D. Ohio).

•	$200 million would be received on each of the first and second anniversaries of emergence; and

•	$150 million would be received on each of the third through seventh anniversaries of emergence with a one-year prepayment option at a discount for all but the first payment.

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Opioid claimants would also receive warrants for approximately 19.99% of the Company’s fully diluted outstanding shares, including after giving effect to the exercise of the warrants, exercisable at a strike price reflecting an aggregate equity value of $1.551 billion.

•	Upon commencing the Chapter 11 filing, the Company will comply with an agreed-upon operating injunction with respect to the operation of its opioid business.

Copies of term sheets outlining the terms of the RSA and the amended opioid settlement, as well as materials with additional information relating to the Company and its Chapter 11 filing, are available on www.advancingmnk.com. The term sheets and additional materials are expected be filed as an exhibit to a Current Report on Form 8-K with the U.S. Securities and Exchange Commission tomorrow.

Resolution of Certain Acthar Gel-Related Matters

Mallinckrodt has reached an agreement in principle with certain governmental parties to resolve certain disputes relating to Acthar Gel. The agreement in principle is conditioned upon Mallinckrodt entering the Chapter 11 restructuring process. The Company has agreed to pay $260 million over seven years and reset Acthar Gel’s Medicaid rebate calculation as of July 1, 2020, such that state Medicaid programs will receive 100% rebates on Acthar Gel Medicaid sales, based on current Acthar Gel pricing. Additionally, upon execution of the settlement, the Company will dismiss its appeal of the CMS Medicaid rebate ruling currently pending in the U.S. Court of Appeals for the D.C. Circuit. The settlement would resolve the CMS Medicaid rebate dispute, the associated FCA lawsuit in Boston and an FCA lawsuit in the Eastern District of Pennsylvania relating to Acthar’s previous owner’s interactions with an independent charitable foundation.

Mallinckrodt expects to complete the settlement over the next several months, subject to Bankruptcy Court approval.

Continuing to Serve Patients and Customers as Normal

The current consolidated cash balance of the Chapter 11 filing entities is more than $650 million. Together with cash generated from ongoing operations, this is expected to provide ample liquidity to support continued operations during the court-supervised process.

The Company has filed a number of customary motions seeking court authorization to continue to support its business operations during the court-supervised process, including the continued payment of employee wages and benefits without interruption. The Company intends to pay vendors and suppliers in full under normal terms for goods received and services rendered on or after the filing date. The Company expects to receive court approval for all of these routine requests. The Company’s foreign non-debtor affiliates will continue to operate their businesses in the ordinary course.

Separating the Specialty Generics and Specialty Brands businesses remains one of Mallinckrodt’s goals. The Company will continue to evaluate strategic options for the Specialty Generics business at an appropriate time and when market conditions are favorable.

Additional Information

Additional information about the court-supervised process is available at www.advancingmnk.com. Court filings and other information related to the court-supervised process are available on a separate website administered by the Company’s claims agent, Prime Clerk, at http://restructuring.primeclerk.com/Mallinckrodt; by calling Prime Clerk representatives toll-free in the U.S. and Canada at 877-467-1570 or 347-817-4093 for international calls; or by emailing Prime Clerk at MallinckrodtInfo@primeclerk.com.

For supplier-related inquiries, please call the Company toll-free in the U.S. at +1-833-954-2209 or +1-314-654-3008 for international calls, or email the Company at Supplier.Inquiry@mnk.com.

Advisors

Latham & Watkins LLP, Ropes & Gray LLP and Wachtell, Lipton, Rosen & Katz are serving as counsel, Guggenheim Securities, LLC is serving as investment banker and AlixPartners LLP is serving as restructuring advisor to Mallinckrodt. Hogan Lovells is serving as counsel with respect to the Acthar Gel matter.

About Mallinckrodt

Mallinckrodt is a global business consisting of multiple wholly owned subsidiaries that develop, manufacture, market and distribute specialty pharmaceutical products and therapies. The company’s Specialty Brands reportable segment’s areas of focus include autoimmune and rare diseases in specialty areas like neurology, rheumatology, nephrology, pulmonology and ophthalmology; immunotherapy and neonatal respiratory critical care therapies; analgesics and gastrointestinal products. Its Specialty Generics reportable segment includes specialty generic drugs and active pharmaceutical ingredients. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

Mallinckrodt uses its website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. It also uses its website to expedite public access to time-critical information regarding the company in advance of or in lieu of distributing a press release or a filing with the U.S. Securities and Exchange Commission (SEC) disclosing the same information. Therefore, investors should look to the Investor Relations page of the website for important and time-critical information. Visitors to the website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of the website.

CAUTIONARY STATEMENTS RELATED TO FORWARD-LOOKING STATEMENTS

Statements in this document that are not strictly historical, including statements regarding future financial condition and operating results, legal, economic, business, competitive and/or regulatory factors affecting Mallinckrodt’s businesses, and any other statements regarding events or developments the company believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the proposed settlement with governmental parties to resolve certain disputes relating to Acthar Gel; the possibility that such settlement will not be consummated and the risks and uncertainties related thereto, including the time and expense of continuing to litigate this dispute and the impact of this dispute on Mallinckrodt’s financial condition and expectations for performance; the impact of the outbreak of the COVID-19 coronavirus; the bankruptcy process, the ability of Mallinckrodt and its subsidiaries to obtain approval from the bankruptcy court with respect to motions or other requests made to the bankruptcy court throughout the course of the Chapter 11 cases and to negotiate, develop, obtain court approval of, confirm and consummate the plan of reorganization contemplated by the restructuring support agreement or any other plan that may be proposed, the effects of the Chapter 11 cases, including increased professional costs, on the liquidity, results of operations and businesses of Mallinckrodt and its subsidiaries; the consummation of the transactions contemplated by the restructuring support agreement, including the ability of the parties to negotiate definitive agreements with respect to the matters covered by the term sheets included in the restructuring support agreement, the occurrence of events that may give rise to a right of any of the parties to terminate the restructuring support agreement and the ability of the parties to receive the required approval by the bankruptcy court and to satisfy the other conditions of the restructuring support agreement; governmental investigations and inquiries, regulatory actions and lawsuits brought against Mallinckrodt by government agencies and private parties with respect to its historical commercialization of opioids, including the amended non-binding agreement in principle reached by Mallinckrodt in connection with the announcement of its filing of the Chapter 11 petitions regarding the terms and conditions of a global settlement to resolve all current and future opioid-related claims; Mallinckrodt’s ability to comply with the continued listing criteria of the New York Stock Exchange (the “NYSE”) and risks arising from the potential suspension of trading of Mallinckrodt’s ordinary shares on, or delisting from, the NYSE and the effects of Chapter 11 on the interests of various constituents; scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations; Mallinckrodt’s and its partners’ ability to successfully develop or commercialize new products or expand commercial opportunities; Mallinckrodt’s ability to navigate price fluctuations; competition; Mallinckrodt’s and its partners’ ability to protect intellectual property rights; limited clinical trial data for Acthar Gel; clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental liabilities; potential indemnification liabilities to Covidien pursuant to the separation and distribution agreement; business development activities; retention of key personnel; the effectiveness of information technology infrastructure including cybersecurity and data leakage risks; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; complex manufacturing processes; conducting business internationally; Mallinckrodt’s ability to achieve expected benefits from restructuring activities; Mallinckrodt’s significant levels of intangible assets and related impairment testing; labor and employment laws and regulations; natural disasters or other catastrophic events; Mallinckrodt’s substantial indebtedness and its ability to generate sufficient cash to reduce its indebtedness; future changes to U.S. and foreign tax laws or the impact of disputes with governmental tax authorities; and the impact of Irish laws.

These and other factors are identified and described in more detail in the “Risk Factors” section of Mallinckrodt’s Annual Report on Form 10-K for the fiscal year ended December 27, 2019 and Form 10-Q for the fiscal quarter ended June 26, 2020. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

CONTACTS

Investor Relations

Daniel J. Speciale

Vice President, Finance and Investor Relations Officer

314-654-3638

daniel.speciale@mnk.com

Media

Michael Freitag / Aaron Palash / Aura Reinhard

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Government Affairs

Mark Tyndall

Senior Vice President, Government Affairs

& Chief Counsel, Litigation

202-459-4141

mark.tyndall@mnk.com